Exhibit 32.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Sera Prognostics, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2022		Date: March 29, 2022
By:	/s/ Gregory C. Critchfield, M.D., M.S.	By:	/s/ Jay Moyes
Gregory C. Critchfield, M.D., M.S.		Jay Moyes
Chairman, President and Chief Executive Officer		Chief Financial Officer
Principal Executive Officer		Principal Accounting Officer and Principal Financial Officer